UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2018

Blackbaud, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-50600	11-2617163
(Commission File Number)	(IRS Employer ID Number)

2000 Daniel Island Drive, Charleston, South Carolina	29492
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (843) 216-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.
On April 30, 2018, Blackbaud, Inc. (the "Company") issued a press release reporting unaudited financial results for the quarter ended March 31, 2018. A copy of this press release is attached hereto as Exhibit 99.1.
Item 7.01. Regulation FD Disclosure.
On January 1, 2018, the Company adopted Financial Accounting Standards Board ("FASB") Accounting Standards Update ("ASU") 2014-09, Revenue from Contracts with Customers (Topic 606) ("ASU 2014-09"), using the full retrospective method of transition, which requires that the standard be applied to all periods presented. Adoption of ASU 2016-09 did not materially impact our total revenues for 2017 and 2016 and it had no impact on net cash provided by or used in operating, investing or financing activities. The primary impacts of adopting ASU 2014-09 relate to the deferral of incremental commission and other costs of obtaining contracts with customers and the increase to the amortization period for those costs. Previously, the Company deferred only direct and incremental commission costs to obtain a contract and amortized those costs over the contract term, generally three years, as the revenue was recognized. Under the new standard, the Company defers all incremental commission and related fringe benefit costs to obtain a contract and amortizes these costs in a manner that aligns with the expected period of benefit, which was determined to be five years.

On April 30, 2018, the Company made an investor presentation accessible via the Investor Relations section of its website that includes the following unaudited historical financial information, which has been adjusted to reflect the adoption of ASU 2014-09:

•	historical consolidated balance sheets as of the fiscal years ended December 31, 2017 and 2016 and interim consolidated balance sheets for each of the quarters within fiscal 2018 and 2017;

•
historical consolidated statements of comprehensive income for the fiscal years ended December 31, 2017 and 2016 and interim consolidated statements of comprehensive income for each of the quarters within fiscal 2018 and 2017;

•
historical consolidated statements of cash flows for the fiscal years ended December 31, 2017 and 2016 and interim consolidated statements of cash flows for each of the interim year-to-date periods within fiscal 2018 and 2017; and

•
historical non-GAAP financial measures for the fiscal years ended December 31, 2017 and 2016 and for each of the quarters within fiscal 2018 and 2017 as well as reconciliations of the non-GAAP measures to their most directly comparable GAAP measures and related non-GAAP adjustments.

A copy of the adjusted unaudited historical financial information and non-GAAP financial measures is attached hereto as Exhibit 99.2.
The information in this Form 8-K (including Exhibits 99.1 and 99.2) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press release dated April 30, 2018 reporting unaudited financial results for the quarter ended March 31, 2018.
99.2	Blackbaud, Inc. adjusted unaudited historical financial information and non-GAAP financial measures.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKBAUD, INC.

Date:	April 30, 2018	/s/ Anthony W. Boor
Anthony W. Boor
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)